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                                                                   Exhibit 10.73




SILICON VALLEY BANK

AMENDMENT TO LOAN AGREEMENT

BORROWER:      ALPHA MICROSYSTEMS
ADDRESS:       2722 SOUTH FAIRVIEW STREET
               SANTA ANA, CALIFORNIA  92704

DATED AS OF:   OCTOBER 11, 1996

     THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

     The Parties agree to amend the Loan and Security Agreement between them (the "Loan Agreement") dated July 10, 1995, as amended from time to time, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

     1. MODIFICATION TO MATURITY DATE. The Maturity Date as set forth in the Schedule to the Loan Agreement is hereby amended to be "October 10, 1997".

     2. MODIFICATION TO FINANCIAL COVENANTS. The section of the Schedule to the Loan Agreement entitled "Financial Covenants (Section 4.1)" is hereby amended in its entirety to read as follows:

     "FINANCIAL COVENANTS
        (Section 4.1):           Borrower shall comply with all of the
                                 following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

     QUICK ASSET RATIO:          Borrower shall maintain a ratio of "Quick
                                 Assets" to current liabilities of not less than
                                 3.00 to 1.

     TANGIBLE NET WORTH:         Borrower shall maintain a tangible net worth of
                                 not less than $12,750,000.

     DEBT TO TANGIBLE
     NET WORTH RATIO:            Borrower shall maintain a ratio of total
                                 liabilities to tangible net worth of not more than .50 to 1.

     PROFITABILITY               Borrower shall not incur a loss (after taxes)
                                 for the fiscal year ending February 28, 1997 in excess of $2,200,000. Thereafter, Borrower shall not incur any losses (after taxes) in any fiscal quarter, other than for a loss (after taxes) in a single fiscal quarter during any fiscal year if the amount of such loss does not exceed


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                                 $250,000. For purposes of this financial
                                 covenant, capitalized software is to be
                                 considered an expense of the Borrower.

     DEFINITIONS:                "Current assets," and "current liabilities"
                                 shall have the meanings ascribed to them in accordance with generally accepted accounting principles.

                                 "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises.

                                 "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

     DEFERRED REVENUES:          For purposes of the above quick asset ratio,
                                 deferred revenues shall not be counted as current liabilities. For purposes of the above debt to tangible net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

     SUBORDINATED DEBT:          "Liabilities" for purposes of the foregoing
                                 covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon."


     3. NEW WARRANTS. The Borrower shall provide Silicon with five-year warrants to purchase 25,000 shares of Common stock of the Borrower, at a price per share equal to the market price per share as reflected on the date prior to the Borrower's execution of this Amendment, on the terms and conditions in the Warrant to Purchase Stock and related documents being executed concurrently with this Amendment, which Warrant shall be in addition to the Warrant previously issued by the Borrower in favor of Silicon.

     4. FEE. Borrower shall pay to Silicon a facility fee in the amount of $7,500 in connection with this Amendment, which shall be in addition to all interest payable under the Loan Agreement and all other amounts due thereunder, and which shall not be refundable.

     5. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     6. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the







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representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.



        BORROWER:

        ALPHA MICROSYSTEMS

        BY
           ----------------------------------
             PRESIDENT OR VICE PRESIDENT

        BY
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             SECRETARY OR ASS'T SECRETARY



        SILICON:

        SILICON VALLEY BANK

        BY
           ----------------------------------

        TITLE
              -------------------------------




                              GUARANTOR'S CONSENT

         The undersigned guarantor acknowledges that its consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty executed by the undersigned in favor of Silicon, which is hereby ratified and affirmed and shall continue in full force and effect.

                                        ALPHAHEALTHCARE, INC.

                                        By:
                                            ---------------------------------
                                        Title:
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